UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 1, 2017

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

605 North Highway 169
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with his retirement as Chairman and Chief Executive Officer, and director of White Mountains Insurance Group, Ltd. (White Mountains), effective as of March 1, 2017, Raymond Barrette resigned his role as a Class III director of OneBeacon Insurance Group, Ltd. (OneBeacon), effective as of such date.

Effective March 6, 2017, Manning Rountree was appointed as a Class III director to fill the vacancy created by Mr. Barrette’s resignation. Mr. Rountree’s appointment was effected by a vote of the Company’s Class B common shares, all of which are held indirectly by White Mountains. As an employee of White Mountains, Mr. Rountree is not entitled to any compensation for his service as a director of OneBeacon.

Mr. Rountree was appointed as director and Chief Executive Officer of White Mountains on March 1, 2017. Prior to that, he was Executive Vice President of White Mountains and President of White Mountains Capital, Inc. He joined White Mountains in 2004 and served as the President of White Mountains Advisors from February 2009 until December 2014. Prior to joining White Mountains, Mr. Rountree was a Senior Vice President at Putnam Investments for two years. Prior to joining Putnam Investments, Mr. Rountree spent three years with McKinsey & Company. Mr. Rountree also serves as a director of Build America Mutual Insurance Company and, since June 2015, the Board of Directors of Admiral Group plc where he also serves on the Group Risk Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

	By:	/s/ Maureen A. Phillips
Maureen A. Phillips
Senior Vice President and General Counsel

Date: March 6, 2017